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                                                                    EXHIBIT 99.1

REVOCABLE PROXY            CHARTER ONE FINANCIAL, INC.           REVOCABLE PROXY
                         SPECIAL MEETING, _________, 1995
                     PROXY SOLICITED BY BOARD OF DIRECTORS

            The undersigned hereby appoints Charles John Koch, and John D. Koch, and each of them, proxies with power of substitution to vote on behalf of the shareholders of Charter One Financial, Inc. on ____________, 1995, and any adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the proposals set forth on the reverse hereof.

            The shares represented by this Proxy will be voted as specified on the reverse hereof, but if no specification is made, this Proxy will be voted FOR approval of all Proposals. The proxies may vote in their discretion as to other matters which may come before the meeting.

            The undersigned acknowledges receipt from Charter One Financial, Inc. prior to the execution of this proxy of Notice of the Meeting and a Joint Proxy Statement/Prospectus dated _________, 1995.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
==============================================================================


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

            I. The approval and adoption of the Agreement and Plan of Merger, dated as of May 30, 1995, by and between Charter One Financial, Inc. and FirstFed Michigan Corporation, and the transactions contemplated thereby.

                     / /  FOR         / /  AGAINST        / /  ABSTAIN

            II. The approval and adoption of an amendment to Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock.

                     / /  FOR         / /  AGAINST        / /  ABSTAIN

            III. The approval and adoption of an amendment to Article SEVENTH of the Restated Certificate of Incorporation to increase the number of authorized directors from 15 to 16.

                     / /  FOR         / /  AGAINST        / /  ABSTAIN

            IV. The approval and adoption of amendments to Articles FIFTH and SIXTH of the Restated Certificate of Incorporation, including raising from 10% to 20% the threshold level of common stock ownership that is subject to voting restrictions, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                     / /  FOR         / /  AGAINST        / /  ABSTAIN

            A majority of the proxies or substitutes present at the
                meeting may exercise all powers granted hereby.

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Please date and sign as name is imprinted
hereon, including designation as executor,
trustee, etc.  if applicable. A corporation               Signature:                             Date
must sign  in its name by the president or                          -----------------------------    ------------------
other  officers.  All co-owners must sign.
                                                          Signature:                             Date
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